As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Actuant Corporation Actuant Corporation Capital Trust I Actuant Corporation Capital Trust II	Wisconsin Delaware Delaware	36-0168610 20-313-7513 20-313-7815
(Exact name of Registrants as specified in their charters)	(States or other jurisdictions of incorporation or organization)	(I.R.S. Employer Identification Nos.)

6100 North Baker Road

Milwaukee, WI 53209

Telephone: (414) 352-4160

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew G. Lampereur

Executive Vice President and Chief Financial Officer

6100 North Baker Road

Milwaukee, WI 53209

Telephone: (414) 352-4160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Helen R. Friedli, P.C.

Eric Orsic

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

Telephone: (312) 372-2000

Approximate date of commencement of proposed sale to the public:

From time to time following the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Securities of Actuant Corporation:
Debt Securities
Class A Common Stock, par value $0.20 per share
Cumulative Preferred Stock
Depositary Shares
Warrants(3)
Stock Purchase Contracts
Stock Purchase Units
Preferred Securities of Actuant Corporation Capital Trust I
Preferred Securities of Actuant Corporation Capital Trust II
Guarantees of Preferred Securities of Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II by Actuant Corporation(4)
Total:	$900,000,000	(5)	100	%(6)	$900,000,000	$105,930

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)	In addition to any securities that may be registered hereunder, we are also registering such indeterminate number or amount of Class A common stock, cumulative preferred stock, stock purchase contracts, stock purchase units, debt securities and trust preferred securities of Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II as may from time to time be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for such number or amount of Class A common stock, cumulative preferred stock, stock purchase contracts, stock purchase units, debt securities and trust preferred securities of Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II so issued upon conversion or exchange.
(3)	Includes warrants to purchase Class A common stock, warrants to purchase cumulative preferred stock and warrants to purchase debt securities.
(4)	Actuant Corporation is also registering under this registration statement all other obligations that it may have with respect to preferred securities issued by Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II. No separate consideration will be received for any guarantee or any other such obligations.
(5)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $900,000,000. The aggregate amount of Class A common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(6)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2005

$900,000,000

ACTUANT CORPORATION

ACTUANT CORPORATION CAPITAL TRUST I

ACTUANT CORPORATION CAPITAL TRUST II

Actuant may offer and sell from time to time, together or separately,

•	debt securities;

•	Class A common stock;

•	cumulative preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts; or

•	stock purchase units.

Additionally, Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II, which are Delaware statutory trusts, may offer preferred securities, guaranteed by Actuant. We will be the owner of the common securities of Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II (the common securities and the preferred securities will be referred to as the “trust securities”).

The debt securities, Class A common stock, cumulative preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units, together with the preferred securities and the related guarantee, are collectively referred to herein as the “securities.”

When Actuant, Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II offers securities, we will provide a prospectus supplement containing the specific terms of that offering. You should read carefully this prospectus and any supplement before you invest. Our Class A common stock is traded on the New York Stock Exchange under the symbol “ATU.” On July 14, 2005, the last reported sale price of the shares of our Class A common stock as reported on the NYSE was $45.71.

For each type of security listed above, the amount, price and terms will be determined at or prior to the sale. The securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the securities may be payable in U.S. dollars, foreign currencies or foreign currency units.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in the securities involves risks that are described in the “ Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2005.

No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither the delivery of this prospectus or the accompanying prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained herein or in the accompanying prospectus supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or the context otherwise requires in this prospectus:

•	the terms “Actuant,” “we,” “us,” “our,” and the “Company” refer to Actuant Corporation and its subsidiaries;

•	all references to “preferred stock” refer to our cumulative preferred stock, $1.00 par value per share;

•	all references to fiscal years, when used with respect to Actuant, refer to our fiscal years which end on August 31. For example, a reference to fiscal 2004 means the twelve month period that ended August 31, 2004; and

•	currency amounts are stated in United States dollars (“$”, “dollars” or “U.S. $”).

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $900,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

The securities may be sold through underwriters or dealers or may be sold by the Company and/or each Actuant Corporation Trust directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the securities in respect to which this prospectus is being delivered and their compensation will be set forth in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference facility. Our SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov. You can find additional information about us, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K, on our website at http://www.actuant.com. The information on our website is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on SEC’s website.

We have not included separate financial statements for the Actuant Corporation Trusts. We and the Actuant Corporation Trusts do not consider that such financial statements would be material to holders of the preferred securities because each Actuant Corporation Trust is a special purpose entity and has no operating history or independent operations. The Actuant Corporation Trusts are not engaged in and do not anticipate engaging in any activity other than holding as trust assets the corresponding junior subordinated debt securities of the Company and issuing the trust securities. Further, we believe that financial statements of the trusts are not material to the holders of the trust securities since we will guarantee the trust securities. Holders of the trust securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-a-vis the assets of Actuant Corporation as a preferred stockholder of Actuant Corporation. See “The Actuant Corporation Trusts,” “Description of Preferred Securities,” “Description of Debt Securities—Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities” and “Description of Guarantees.”

The SEC allows us to “incorporate by reference” into this prospectus the information that we and other registrants file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference in this prospectus the following:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2004;

•	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2004, February 28, 2005 and May 31, 2005;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on November 2, 2004, November 19, 2004 (other than Exhibit 99.1 thereto) as amended on December 16, 2004, December 9, 2004, December 17, 2004, December 22, 2004, December 27, 2004, January 3, 2005 as amended on January 4, 2005, April 15, 2005 and May 23, 2005;

•	the description of the Class A common stock contained in our Current Report on Form 8-K dated August 12, 1998 filed for the purpose of updating and superseding the description of the Class A common stock contained in our Registration Statement on Form 8-A filed on August 11, 1987, as previously updated by the Registrant’s Current Report on Form 8-K dated January 28, 1991; and any amendment or report filed for the purpose of updating such description; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities.

You may request a copy of these filings, at no cost, by writing or telephoning us at Actuant Corporation, 6100 North Baker Road, Milwaukee, Wisconsin 53209, telephone: (414) 352-4160, Attention: Chief Financial Officer.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic conditions, variation in demand from customers, the impact on the economy of terrorist attacks and other geopolitical activity, continued market acceptance of the Company’s new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material or labor cost increases, foreign currency fluctuations, interest rate risk, and other factors that may be referred to or noted in the Company’s reports filed with the SEC from time to time.

OUR COMPANY

Incorporated in 1910, we are a diversified global manufacturer and marketer of a broad range of industrial products and systems, organized into two business segments, Tools & Supplies and Engineered Solutions. Our Tools & Supplies segment sells branded, specialized electrical and industrial tools and supplies to hydraulic and electrical tool wholesale distributors, to catalog houses and through various retail distribution channels. Our Engineered Solution segment’s primary expertise is in designing, manufacturing and marketing customized motion control systems primarily for automotive, recreational vehicle (“RV”) and truck original equipment manufacturers (“OEMs”) in diversified niche markets. We believe that our strength in these product categories is the result of the combination of our brand recognition, proprietary engineering and design competencies, dedicated service philosophy, and global manufacturing and distribution capabilities.

Tools & Supplies

The Tools & Supplies business produces high-force hydraulic tools, transformers, and electrical tools and supplies that are sold directly to end-users, including customers in the general industrial, construction, telecommunications, oil and gas, and production automation industries, as well as through retail home center, hardware cooperative, retail marine and retail automotive aftermarket distribution channels. The businesses included in this segment share core competencies in product branding, distribution channel management, global sourcing and managing the logistics of SKU-intensive product lines. Tools & Supplies products are primarily designed and manufactured by us in the United States, Germany, United Kingdom or China. In addition, the segment manages a global sourcing operation that supplements its manufactured product offerings. This segment also sells to small accounts globally and to wholesale electrical, marine and automotive aftermarket distributors.

Engineered Solutions

The Engineered Solutions segment is a global designer and manufacturer of customized motion control systems for OEMs in a variety of niche industrial markets. The segment works with its customers to provide customized solutions, with a major presence in the RV, heavy-duty truck and automotive markets. Products include RV slide-out, leveling, storage tray and retractable step systems; hydraulic cab-tilt and latching systems for heavy-duty cab-over-engine trucks; electro-hydraulic automotive convertible top actuation and latching systems; wastegate actuators used in air handling/turbocharger systems and exhaust flow control systems for diesel truck engines and flexible shaft products and assemblies for the transmission of rotary power. The segment’s sales, engineering and manufacturing activities are primarily in Europe and North America.

Our principal executive offices are located at 6100 North Baker Road, Milwaukee, Wisconsin 53209, and our telephone number is (414) 352-4160. Our website can be found at www.actuant.com. Information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Market demand for our products may suffer cyclical declines.

The level of market demand for our products depends on the general economic condition of the markets in which we compete. A substantial portion of our revenues is derived from customers in cyclical industries that typically are adversely affected by downward economic cycles, which may result in lower demand for products in the affected business segment. For example, we derive significant revenues from sales to OEMs in the heavy-duty truck, RV, automotive and construction industries. As a result, deterioration in the conditions in any of these industries, as well as in any of the other industries in which we operate, could adversely affect our businesses. If consumer confidence declines considerably, consumer discretionary spending on home, RV and automobile purchases and remodeling and other construction projects could be negatively impacted, which would adversely impact our sales to customers in these markets.

Our substantial debt could harm our operating flexibility and competitive position.

We have incurred, and we may in the future incur, significant indebtedness in connection with acquisitions. We have, and will continue to have, a substantial amount of debt which will continue to require significant interest and principal payments. Our level of debt and the limitations imposed on us by our debt agreements could adversely affect our operating flexibility and put us at a competitive disadvantage. Our substantial debt level may adversely affect our future performance.

Our ability to make scheduled payments of principal of, to pay interest on, or to refinance our indebtedness, and to satisfy our other debt and lease obligations will depend upon our future operating performance, which will be affected by factors beyond our control. In addition, there can be no assurance that future borrowings or equity financings will be available to us on favorable terms or at all for the payment or refinancing of our indebtedness. If we are unable to service our indebtedness, our business, financial condition and results of operations will be materially adversely affected.

Our ability to service our debt obligations would be harmed if we fail to comply with the financial and other covenants in our debt agreements.

Our amended senior credit agreement and our other debt agreements contain a number of significant financial and other restrictive covenants. These covenants could adversely affect us by limiting our financial and operating flexibility as well as our ability to plan for and react to market conditions and to meet our capital needs. Our failure to comply with these covenants could result in events of default which, if not cured or waived, could result in our being required to repay indebtedness before its due date, and we may not have the financial resources or be able to arrange alternative financing to do so. Borrowings under our amended senior credit facility are secured by a pledge of stock of certain of our subsidiaries and guaranteed by certain other subsidiaries. If borrowings under our amended senior credit facility were declared or became due and payable immediately as the result of an event of default and we were unable to repay or refinance those borrowings, the lenders could foreclose on the pledged stock. Any event that requires us to repay any of our debt before it is due could require us to borrow additional amounts at unfavorable borrowing terms, cause a significant decrease in our liquidity, and impair our ability to pay amounts due on our indebtedness. Moreover, if we are required to repay any of our debt before it becomes due, we may be unable to borrow additional amounts or otherwise obtain the cash necessary to repay that debt, and any failure to pay that debt when due could seriously harm our business.

Our businesses operate in highly competitive markets, so we may be forced to cut prices or incur additional costs.

Our businesses generally face substantial competition in each of their respective markets. Competition may force us to cut prices or incur additional costs to remain competitive. We compete on the basis of product design, quality, availability, performance, customer service and price. Present or future competitors may have greater financial, technical or other resources which could put us at a disadvantage in the affected business or businesses.

Our international operations pose currency and other risks.

Our international operations present special risks, primarily from currency exchange rate fluctuations, exposure to local economic and political conditions, export and import restrictions, controls on repatriation of cash and exposure to local political conditions. In particular, our results of operations have been significantly affected by fluctuations in foreign currency exchange rates. In that regard, a portion of the increase in our consolidated net sales for fiscal 2004 over fiscal 2003 was due to the favorable impact of foreign currency exchange rate changes on translated results, due primarily to the weakness of the U.S. dollar relative to the Euro and certain other currencies. In the future, to the extent that the U.S. dollar strengthens relative to the Euro or certain other currencies, it could have an adverse effect on our results of operations. To the extent that we expand our international presence, these risks from our international operations may increase.

Future acquisitions may create transitional challenges.

Our business strategy includes growth through small, strategic acquisitions, although we may from time to time consider larger acquisitions. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include integration of product lines, sales forces and manufacturing facilities as well as decisions regarding divestitures, inventory write-offs and other charges. These challenges also pose risks with respect to employee turnover, disruption in product cycles and the loss of sales momentum. We cannot be certain that we will find suitable acquisition candidates or that we will consistently meet these challenges.

Environmental laws and regulations may result in additional costs.

We are subject to federal, state, local and foreign laws and regulations governing public and worker health and safety and the indoor and outdoor environment. Any violations of these laws by us could cause us to incur unanticipated liabilities that could harm our operating results. Pursuant to such laws, governmental authorities have required us to contribute to the cost of investigating or remediating, or to investigate or remediate, third party as well as currently or previously owned and operated sites. In addition, we provided environmental indemnities in connection with the sale of certain businesses and product lines. Liability as an owner or operator, or as an arranger for the treatment or disposal of hazardous substances, can be joint and several and can be imposed without regard to fault. There is a risk that our costs relating to these matters could be greater than what we currently expect or exceed our insurance coverage, or that additional remediation and compliance obligations could arise which require us to make material expenditures. In particular, more stringent environmental laws, unanticipated remediation requirements or the discovery of previously unknown conditions could materially harm our financial condition and operating results. We are also required to comply with various environmental laws and maintain permits, some of which are subject to discretionary renewal from time to time, for many of our businesses, and our business operations could be restructured if we are unable to renew existing permits or to obtain any additional permits that we may require.

Any loss of key personnel and the inability to attract and retain qualified employees could have a material adverse impact on our operations.

We are dependent on the continued services of key executives such as our Chief Executive Officer, our Chief Financial Officer and our Executive Vice Presidents in charge of our segments. We do not currently have employment agreements with these or any other officers. The departure of key personnel without adequate replacement could severely disrupt our business operations. Additionally, we need qualified managers and skilled employees with technical and manufacturing industry experience to operate our businesses successfully. From time to time there may be shortages of skilled labor which may make it more difficult and expensive for us to attract and retain qualified employees. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations would be materially adversely affected.

We may be required to make payments in respect of businesses that we have sold.

We have sold a number of businesses over the last several years. We have typically agreed to indemnify the buyers with respect to certain matters relating to the businesses that we have sold, and we may from time to time be required to make payments to the buyers under those indemnities. To the extent we are required to make any similar payments in the future, those payments could be substantial, which could require us to borrow additional amounts at unfavorable borrowing terms and cause a significant decrease in our liquidity, both of which could severely harm our business.

If our intellectual property protection is inadequate, others may be able to use our technologies and tradenames and thereby reduce our ability to compete, which could have a material adverse effect on us, our financial condition and results of operations.

We regard much of the technology underlying our services and products and the trademarks under which we market our products as proprietary. The steps we take to protect our proprietary technology may be inadequate to prevent misappropriation of our technology, or third parties may develop similar technology independently. We rely on a combination of patents, trademark, copyright and trade secret laws, employee and third-party non- disclosure agreements and other contracts to establish and protect our technology and other intellectual property rights. The agreements may be breached or terminated, and we may not have adequate remedies for any breach, and existing trade secrets, patent and copyright law afford us limited protection. Policing unauthorized use of our intellectual property is difficult. A third party could copy or otherwise obtain and use our products or technology without authorization.

Litigation may be necessary for us to defend against claims of infringement, to protect our intellectual property rights and could result in substantial cost to us, and diversion of our efforts. Further, we might not prevail in such litigation which could harm our business.

Our products could infringe on the intellectual property of others, which may cause us to engage in costly litigation and, if we are not successful, could cause us to pay substantial damages and prohibit us from selling our products.

Third parties may assert infringement or other intellectual property claims against us based on their patents or other intellectual property claims, and we may have to pay substantial damages, possibly including treble damages, if it is ultimately determined that they do. We may have to obtain a license to sell our products if it is determined that our products infringe upon another person’s intellectual property. We might be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if infringement claims against us are without merit, defending these types of lawsuits takes significant time, may be expensive and may divert management attention from other business concerns.

In the event we are unable to satisfy regulatory requirements relating to internal controls, or if our internal control over financial reporting is not effective, our business and our stock price could suffer.

Section 404 of Sarbanes Oxley requires companies to do a comprehensive evaluation of their internal controls. As a result, we are currently performing an evaluation of our internal control over financial reporting so that our management can certify as to the effectiveness of our internal controls and our independent registered public accounting firm can publicly attest to this certification. Our efforts to comply with Section 404 and related regulations regarding our management’s required assessment of internal control over financial reporting and our independent registered public accounting firm’s attestation of that assessment has required, and continues to require, the commitment of significant financial and managerial resources. If we fail to timely complete our current evaluation, if our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot attest to our certification, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business.

Large or rapid increases in the costs of raw materials or substantial decreases in their availability could adversely affect our operations.

The primary raw materials that we use include steel, plastic resin, copper, brass, steel wire and rubber. Most of our suppliers are not currently parties to long-term contracts with us. Consequently, we are vulnerable to fluctuations in prices of such raw materials. Market prices for certain materials such as steel, plastic resin and copper have been rising, which could have a negative effect on our operating results and ability to manufacture our respective products on a timely basis. We have not entered into any derivative contracts to hedge our exposure to commodity risk. Factors such as supply and demand, freight costs and transportation availability, inventory levels, the level of imports and general economic conditions may affect the prices of raw materials that we need. If we experience any significant increases in raw material prices, or if we are unable to pass along any increases in raw material prices to our customers, then our results of operations could be adversely affected.

The market price for our Class A common stock may be volatile.

The market price of our Class A common stock could fluctuate substantially in the future in response to a number of factors, including those discussed below. The market price of our Class A common stock has in the past fluctuated significantly and is likely to continue to fluctuate significantly. Some of the factors that may cause the price of our Class A common stock to fluctuate include:

•	variations in our and our competitors’ operating results;

•	changes in securities analysts’ estimates of our future performance and the future performance of our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	gains or losses of significant customers;

•	additions or departure of key personnel;

•	events affecting other companies that the market deems comparable to us;

•	general conditions in industries in which we operate;

•	general conditions in the United States and abroad;

•	the presence or absence of short selling of our Class A common stock;

•	future sales of our Class A common stock or debt securities; and

•	announcements by us or our competitors of technological improvements or new products.

The stock markets in general have experienced substantial price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the trading price of the Class A common stock.

The market price of our Class A common stock could be affected by the substantial number of shares that are eligible for future sale.

As of May 31, 2005, we had 26,973,324 shares of Class A common stock outstanding, excluding 2,082,190 shares issuable upon the exercise of outstanding options granted under our existing stock option plans, 1,122,916 additional shares reserved for issuance under existing stock option plans and other employee benefit plans, and 3,758,445 shares issuable upon conversion of our 2% convertible senior subordinated debentures. In addition, the number of shares issuable upon conversion of these debentures may increase pursuant to anti-dilution provisions applicable to the debentures. We cannot predict the effect, if any, that future sales of shares of Class A common stock, including Class A common stock issuable upon the exercise of options or the conversion of the 2% convertible senior subordinated debentures, or the availability of shares of Class A common stock for future sale, will have on the market price of our Class A common stock prevailing from time to time.

Our 2% convertible senior subordinated debentures are convertible into Class A common stock, at the option of the holders, only upon the occurrence of certain specified events. Among other things, the debentures may be converted into Class A common stock during any fiscal quarter if the closing sale price of our Class A common stock exceeds approximately $47.89 for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. If holders become entitled to convert their debentures into our Class A common stock, it could result in the issuance of up to 3,758,445 additional shares of Class A common stock, which could be dilutive to other stockholders and adversely affect the market price of our Class A common stock, perhaps substantially.

Based on filings made with the SEC we are aware of one institution that holds in excess of 5% of our outstanding Class A common stock. We are not able to predict whether or when this institution will sell substantial amounts of our Class A common stock. Sales of our Class A common stock by this institution could adversely affect prevailing market prices for our Class A common stock.

Some provisions of our charter and bylaws and of Wisconsin law may prevent a change in control or adversely affect our shareholders.

Certain provisions of our articles of incorporation and bylaws and of the Wisconsin Business Corporation Law may discourage, delay or prevent a change of control that shareholders may consider favorable. Certain provisions of our articles of incorporation and bylaws and of the Wisconsin Business Corporation Law may discourage transactions that otherwise could provide for payment of a premium over the prevailing market price of our Class A common stock and also may limit the price that investors are willing to pay in the future for shares of our Class A common stock.

For example, our articles of incorporation and bylaws:

•	do not provide for cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of our Class A common stock to elect some directors;

•	while currently not implemented, permit us to classify the board of directors into two or three classes serving staggered two or three-year terms, respectively, which may lengthen the time required to gain control of our board of directors;

•	require super-majority voting to effect amendments to provisions of our articles of incorporation and bylaws or to approve or adopt a merger or consolidation of us, or approve or adopt a sale or exchange of all or substantially all of our assets;

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by shareholders at a shareholder meeting; and

•	allow the board to issue shares of Class B common stock (which would then have the right to elect a majority of the directors) and to issue and determine the terms of preferred stock.

In addition, certain sections of the Wisconsin Business Corporation Law may discourage, delay or prevent a change in control by:

•	limiting the voting power of certain shareholders exercising 20% or more of our voting power,

•	prohibiting us from engaging in certain business combinations with any interested stockholder, or

•	requiring a super-majority vote for any business combination that does not meet certain fair price standards.

See “Description of Preferred Stock and Common Stock—Certain Statutory Provisions” in this prospectus.

Any issuance of preferred stock or Class B common stock could adversely affect the holders of our Class A common stock.

Our board of directors is authorized to issue shares of preferred stock or Class B common stock without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set specified terms of any series of preferred stock, including dividend rates, votes per share and amounts payable in the event of our dissolution, liquidation or winding up. Any preferred stock that we issue may have a preference over our Class A common stock with respect to the payment of dividends and upon our liquidation, dissolution or winding up and the holders of the preferred stock would be entitled to vote as a single class with the holders of our Class A common stock in the election of directors. As a result, our board of directors could issue preferred stock with dividend, liquidation and voting rights and with other terms that could adversely affect the interests of the holders of our Class A common stock. If any shares of Class B common stock are issued, our articles of incorporation provide that the Class B common shareholders, voting as a separate class, would be entitled to elect a majority of our board of directors, while the holders of our Class A common stock, voting as a single class with the holders of any outstanding preferred stock, would be entitled to elect a minority of our board of directors. As a result, the issuance of any Class B common stock would adversely affect the voting rights of holders of our Class A common stock. We do not currently intend to issue any preferred stock or Class B common stock.

Persons holding our Class A common stock could have the voting power of their shares of Class A common stock on all matters significantly reduced under Wisconsin anti-takeover statutes, if the person holds in excess of 20% of the voting power in the election of directors.

Under the Wisconsin Business Corporation Law, if a person holds voting power of our company in excess of 20% of the voting power in the election of directors, then that person’s voting power is limited (in voting on any matter) to 10% of the full voting power of such excess shares, unless full voting rights have been restored to that person at a special meeting of the shareholders or certain other statutory exceptions are met. A person’s Class A common stock holdings as well as any shares issuable upon conversion of convertible securities or the exercise of options or warrants owned by that person are included in calculating such person’s voting power. Therefore, any shares issuable to a holder of our 2% convertible senior subordinated debentures, as well as any shares acquired in this offering, will be included in determining whether such holder holds more than 20% of our voting power. If a holder of Class A common stock holds more than 20% of our outstanding Class A common stock, after taking into account any shares of Class A common stock that the holder acquires in this offering or that the holder would receive upon the exercise or conversion of outstanding options, warrants or 2% convertible senior subordinated debentures, then the holder’s voting power could be significantly reduced under Wisconsin anti-takeover statutes. See “Description of Preferred Stock and Common Stock—Certain Statutory Provisions.”

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities (other than the trust securities) to refinance, in part, existing indebtedness and/or for general corporate purposes. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities. We expect from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot now be determined. Each Actuant Corporation Trust will use all proceeds received from the sale of its trust securities to purchase the applicable corresponding junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Nine Months Ended May 31, 2005	Years Ended August 31,
		2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges (1)	7.8	3.7	3.0	1.7	1.8	1.6

(1)	The ratio of earnings to fixed charges is determined by dividing net earnings before interest expense, taxes on income, amortization of debt expense, and a portion of rent expense deemed representative of the interest component by the sum of interest expense, capitalized interest, amortization of debt expense, and a portion of rent expense deemed representative of the interest component.

THE ACTUANT CORPORATION TRUSTS

Each Actuant Corporation Trust is a statutory trust created under Delaware law pursuant to the following:

•	a trust agreement executed by Actuant and the issuer trustees of such trust as described below; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust agreement will be amended and restated in its entirety as of the date the securities are issued. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each Actuant Corporation Trust exists for the exclusive purposes of the following:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of such trust securities to acquire a series of our corresponding junior subordinated debt securities; and

•	engaging in incidental activities.

Each of the Actuant Corporation Trusts is a separate legal entity, and the assets of one will not be available to satisfy the obligations of any other similar trust which may be created.

All of the common securities of each Actuant Corporation Trust will be owned by us. The common securities of an Actuant Corporation Trust will rank pari passu, and payments will be made thereon pro rata, with the preferred securities of such Actuant Corporation Trust, except that upon the occurrence and continuance of an event of default under the applicable trust agreement resulting from an event of default with respect to corresponding junior subordinated debt securities, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the preferred securities of such Actuant Corporation Trust. See “Description of Preferred

Securities—Subordination of Common Securities.” We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Actuant Corporation Trust.

Unless otherwise specified in the applicable prospectus supplement, each Actuant Corporation Trust has a term of approximately 50 years, but may dissolve earlier as provided in the applicable trust agreement. Each Actuant Corporation Trust’s business and affairs are conducted by its trustees, each appointed by us as holder of the common securities. At least three of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, us. These persons are sometimes referred to herein as the issuer trustees. One trustee of each trust will be a financial institution which will be unaffiliated with us and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable trust agreement and as may be further described in a prospectus supplement. The property trustee will hold title to the corresponding junior subordinated debt securities for the benefit of the holders of each trust’s securities. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware. We will pay all fees and expenses related to each Actuant Corporation Trust and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Actuant Corporation Trust.

The principal executive office of each Actuant Corporation Trust is c/o Actuant Corporation, 6100 North Baker Road, Milwaukee, Wisconsin 53209, and its telephone number is (414) 352-4160.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and the depository;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Securities” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs, Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities

General. The corresponding junior subordinated debt securities may be issued in one or more series of junior subordinated debt securities under the subordinated indenture with terms corresponding to the terms of a series of related preferred securities. Concurrently with the issuance of each Actuant Corporation Trust’s preferred securities, such Actuant Corporation Trust will invest the proceeds thereof and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to such Actuant Corporation Trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities and the common securities of such Actuant Corporation Trust and will rank pari passu with all other series of junior subordinated debt securities. Holders of the related preferred securities for a series of corresponding junior subordinated debt securities will have the rights in connection with modifications to the subordinated indenture or upon occurrence of a trust event of default relating to corresponding junior subordinated debt securities described under “—Amendments and Waivers,” “—Defaults and Remedies,” and “—Enforcement of Certain Rights by Holders of Preferred Securities,” unless provided otherwise in the prospectus supplement for such related preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will covenant, as to each series of corresponding junior subordinated debt securities,

•	to maintain, directly or indirectly, 100% ownership of the common securities of the Actuant Corporation Trust to which corresponding junior subordinated debt securities have been issued, provided that certain successors which are permitted pursuant to the subordinated indenture may succeed to our ownership of the common securities,

•

not to voluntarily dissolve, wind-up or liquidate any Actuant Corporation Trust, except (a) in connection with a distribution of corresponding junior subordinated debt securities to the holders of the preferred securities in liquidation of such Actuant Corporation Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such Actuant Corporation Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

For additional covenants relating to payment of certain expenses of the Actuant Corporation Trusts, see “Description of Preferred Securities—Payment of Expenses.”

Option to Extend Interest Payment Date. If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of corresponding junior subordinated debt securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the maturity date of such series of corresponding junior subordinated debt securities. Certain United States Federal income tax consequences and special considerations applicable to any such corresponding junior subordinated debt securities will be described in the applicable prospectus supplement.

Redemption. Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities of any series in whole at any time or in part from time to time. Corresponding junior subordinated debt securities may be redeemed in the denominations as set forth in the applicable prospectus supplement. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debt security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof. Unless otherwise specified in the applicable prospectus supplement, we may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of such series for all interest periods terminating on or prior to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities held by such Actuant Corporation Trust at any time within 90 days of the occurrence of such junior subordinated debt security tax event or Investment Company event, in whole but not in part, subject to the provisions of the applicable securities resolution. The redemption price for any such corresponding junior subordinated debt securities shall be equal to 100% of the principal amount of such corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Actuant Corporation Trust is the holder of all such outstanding corresponding junior subordinated debt securities, the proceeds of any such redemption will be used by the Actuant Corporation Trust to redeem the corresponding trust securities in accordance with their terms.

Restrictions on Certain Payments. We will, unless otherwise provided in the applicable prospectus supplement, covenant, as to each series of corresponding junior subordinated debt securities, that it will not, and will not permit any of our subsidiaries to,

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock or

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other corresponding junior subordinated debt securities) that rank pari passu with or junior in interest to the corresponding junior subordinated debt securities or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks pari passu or junior in interest to the corresponding junior subordinated debt securities (other than (a) dividends or distributions in our Class A common stock, (b) payments under any guarantee and (c) purchases of Class A common stock related to the issuance of Class A common stock under any of our benefit plans for our directors, officers or employees) if at such time (A) there shall have occurred any event of which we have actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an event of default under the subordinated indenture with respect to the corresponding junior subordinated debt securities of such series and (b) in respect of which we shall not have taken reasonable steps to cure, (B) if such corresponding junior subordinated debt securities are held by an Actuant Corporation Trust which is the issuer of a series of related preferred securities, we shall be in default with respect to its payment of any obligations under the guarantee relating to such related preferred securities or (C) we shall have given notice of our selection of an Extension Period as provided pursuant to the securities resolution with respect to the corresponding junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Enforcement of Certain Rights by Holders of Preferred Securities. If an event of default with respect to a series of corresponding junior subordinated debt securities has occurred and is continuing and such event is attributable to our failure to pay principal of or premium, if any, or interest, if any, on such series of corresponding junior subordinated debt securities on the date such interest, premium or principal is otherwise payable, a holder of related preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or premium, if any, or interest, if any, on such corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the subordinated indenture to remove the foregoing right to bring an action against us without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable Actuant Corporation Trust may become subject to the reporting obligations under the Exchange Act. We shall have the right pursuant to the subordinated indenture to set-off any payment made to such holder of preferred securities by us in connection with an action against us. Unless otherwise specified in the applicable prospectus supplement, the holders of the related preferred securities will not be able to exercise directly any remedies other than those set forth in this paragraph available to the holders of the corresponding junior subordinated debt securities.

Regarding the Trustee

We will name the trustee for debt securities issued under the subordinated indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. We may remove the trustee with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not trustee.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to warrants to purchase debt securities (the “debt warrants”) are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a warrant agent to be selected at the time of issue (the “debt warrant agent”), a form of which will be filed with the SEC.

General

The debt warrants, evidenced by debt warrant certificates (the “debt warrant certificates”), may be issued under the debt warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If we offer debt warrants, the prospectus supplement will describe the terms of the debt warrants, including the following:

•	the offering price, if any;

•	the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each such security;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	federal income tax consequences;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

Our authorized capital stock as of May 31, 2005, consisted of 42,000,000 shares of Class A common stock, $.20 par value, of which 26,973,324 shares were issued and outstanding; 1,500,000 shares of Class B common stock, $.20 par value, none of which were issued and outstanding; and 160,000 shares of preferred stock, $1.00 par value, none of which have been issued. The following is a summary of selected provisions of our articles of incorporation, our bylaws and of the Wisconsin Business Corporation Law, or “WBCL”. This summary is not complete and is subject to, and qualified in its entirety by reference to, our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Preferred Stock

The preferred stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as our board of directors may determine, subject to the limitations described below, without further approval by holders of our Class A common stock. If any shares of Class B common stock are outstanding, any voting rights conferred on holders of preferred stock would be limited, with respect to the election of directors, to the power to vote together with holders of Class A common stock in electing a “maximum minority” of the board of directors, as described under “—Class A Common Stock; Class B Common Stock” below.

If we issue any shares of preferred stock, we would be permitted to pay dividends or make other distributions upon the Class A common stock or Class B common stock (except for distributions payable in shares of Class A common stock or Class B common stock) only after paying or setting apart funds for payment of accrued but unpaid dividends upon the outstanding preferred stock, at the rate or rates designated for each series of outstanding preferred stock. Dividends on the preferred stock are cumulative, so that if at any time the full amount of all dividends accrued on the preferred stock is not paid, the deficiency must be paid before any dividends or other distributions are paid or set apart on the Class A common stock or the Class B common stock, other than dividends or distributions paid in Class A common stock or Class B common stock, respectively. Each series of preferred stock will have such designation, preferences and relative rights as shall be stated in the resolution or resolutions providing for the designation and issue of such series adopted by our board of directors. In the event of voluntary or involuntary liquidation, the holders of any outstanding preferred stock would be entitled to receive all accrued dividends on the preferred stock and the liquidation amount specified for each series of preferred stock before any amount may be distributed to holders of the Class A common stock or Class B common stock.

Under the articles of incorporation, all shares of preferred stock shall be identical except as to the following relative rights and preferences, as to which the board of directors may establish variations between different series not inconsistent with other provisions in the articles of incorporation: (a) the dividend rate; (b) the price at and terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in the event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchase of shares; (e) the terms and conditions on which shares may be converted into Class A common stock or Class B common stock, if the shares of any series are issued with the privilege of conversion; and (f) voting rights, if any, subject to the provisions regarding voting rights summarized herein.

The holders of preferred stock will have no preemptive rights. Under the articles of incorporation, each series of preferred stock will, with respect to dividend rights and rights on liquidation, rank prior in right of payment to the Class A common stock and the Class B common stock and on a parity in right of payment with each other series of preferred stock.

Class A Common Stock; Class B Common Stock

The rights and preferences of shares of Class A common stock and Class B common stock are identical, except as to voting power with respect to the election of directors and except that the Class B common stock is entitled to conversion rights as described below. No shares of Class B common stock are outstanding nor are shares of Class B common stock offered by means of this prospectus. All previously outstanding shares of Class B common stock were converted into shares of Class A common stock over a decade ago.

On all matters other than the election of directors, the holders of Class A common stock and Class B common stock possess equal voting power of one vote per share and vote together as a single class (unless otherwise required by the WBCL). If there are no shares of Class B common stock outstanding, as is currently the case, holders of Class A common stock, voting together as a single class with holders of any outstanding preferred stock having voting power, elect all of the directors to be elected. If there were shares of Class B common stock outstanding, in the election of the board of directors, the holders of Class A common stock, voting together as a single class with the holders of any outstanding preferred stock which has voting power, would be entitled to elect a “maximum minority” of the number of directors to be elected. As a result of this “maximum minority” provision, the holders of the Class B common stock, voting as a separate class, would be entitled to elect the balance of the directors, constituting a “minimum majority” of the number of directors to be elected. If an even number of directors is to be elected, the holders of Class B common stock would be entitled to elect two more directors than the holders of Class A common stock and any preferred stock having voting power; if the number of directors to be elected is an odd number, the holders of Class B common stock will be entitled to elect one more director than the holders of Class A common stock and any preferred stock having voting power. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

Holders of Class A common stock and Class B common stock are ratably entitled to such dividends as our board of directors may declare out of funds legally available therefor, except as described below in the case of stock dividends. If we were to issue any of our authorized preferred stock, no dividends could be paid or set apart for payment on shares of Class A common stock or Class B common stock, unless paid in Class A common stock or Class B common stock, respectively, until full cumulative dividends accrued on all of the issued and outstanding shares of preferred stock had been paid or set apart for payment. Certain covenants contained in our debt agreements limit, and provisions of our articles of incorporation for the benefit of any preferred stock that may be issued from time to time could have the direct or indirect effect of limiting, the payment of dividends or other distributions on (and purchases of) our Class A common stock and Class B common stock. Stock dividends on Class A common stock may be paid only in shares of Class A common stock and stock dividends on Class B common stock may be paid only in shares of Class B common stock.

In the event that we issue any shares of Class B common stock, any holder of shares of Class B common stock may convert any or all of those shares into Class A common stock on a share-for-share basis. If we issue any Class B common stock and the number of outstanding shares of Class B common stock is reduced to less than 500,000 shares, adjusted to reflect any stock splits, stock dividends or similar transactions, all of the outstanding shares of Class B common stock will be automatically converted into Class A common stock on a share-for-share basis. Holders of Class A common stock do not have any conversion rights. In the event of our dissolution or liquidation, the holders of both Class A common stock and Class B common stock would be entitled to share ratably in all of our assets remaining after payment of our liabilities and satisfaction of the rights of any series of preferred stock which may be outstanding. There are no redemption or sinking fund provisions with respect to the Class A common stock or the Class B common stock.

The Class A common stock is listed on the New York Stock Exchange under the symbol “ATU.” LaSalle Bank, N.A., Chicago, Illinois, serves as the transfer agent for the Class A common stock.

General

The articles of incorporation provide that the affirmative vote of two-thirds of all shares entitled to vote thereon (and/or of each class which shall be entitled to vote thereon as a class) is required in order to constitute shareholder approval or adoption of a merger, consolidation, or liquidation of us, sale, lease or exchange or other disposition of all or substantially all of our assets, amendment of the articles of incorporation or the bylaws, or removal of a director.

Our directors are currently elected to serve one-year terms. The articles of incorporation provide that the bylaws (which may be amended by the board of directors or by the shareholders) may provide for the division of the board of directors into two or three classes of directors and for the terms and manner of election not inconsistent with the applicable provisions of the WBCL. If that occurs and any shares of Class B common stock are outstanding, each class of directors will contain as nearly as possible an equal number of directors elected by the holders of Class A common stock and any outstanding preferred stock, voting as a single class, and will also contain as nearly as possible an equal number of directors elected by holders of Class B common stock, subject to the right of the Class B common stock to elect the minimum majority of the directors as described above.

Shareholders are subject to personal liability under Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to our employees for services performed for us, but not exceeding six months’ service in any one case. This means that, if we do not pay salaries, bonuses, other compensation or other amounts owed to our employees, holders of our Class A common stock, including shares issued in this offering, may be personally liable for those amounts.

Holders of our capital stock do not have preemptive or other subscription rights to purchase or subscribe for our unissued stock or other securities issued by us.

Certain Statutory Provisions

Under Section 180.1150 of the WBCL, the voting power of shares of a “resident domestic corporation,” such as us (as long as we continue to meet the statutory definition), which are held by any person (including two or more persons acting in concert), including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors shall be limited (in voting on any matter) to 10% of the full voting power of the shares in excess of 20%, unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150(2), including (among others) shares acquired directly from us, shares acquired before April 22, 1986, and shares acquired in a merger or share exchange to which we are a party.

Sections 180.1130 to 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a “resident domestic corporation,” such as us (as long as we continue to meet the statutory definition), certain business combinations not meeting certain fair price standards specified in the statute must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares beneficially owned by a “significant shareholder” or an affiliate or associate thereof who is a party to the transaction, voting together as a single voting group. The term “business combination” is defined to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation (or any subsidiary thereof) with, or the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. “Significant shareholder” is defined generally to mean a person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by a resident domestic corporation in response to a take-over offer.

Sections 180.1140 to 180.1144 of the WBCL prohibit certain “business combinations” between a “resident domestic corporation,” such as us (as long as we continue to meet the statutory definition), and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of such corporation (an “interested stockholder”) within three years after the date such person became a 10% beneficial owner, unless the business combination or the purchase of such stock has been approved before the stock acquisition date by the corporation’s board of directors. Business combinations after the three-year period following the stock acquisition date are permitted only if:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or

•	the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

Under the WBCL, a “resident domestic corporation” means a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act and that, as of the relevant date, satisfies any of the following:

•	its principal offices are located in Wisconsin;

•	it has significant business operations located in Wisconsin;

•	more than 10% of the holders of record of its shares are residents of Wisconsin; or

•	more than 10% of its shares are held of record by residents of Wisconsin.

We are currently a “resident domestic corporation” for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. Our articles of incorporation do not contain any such election.

These provisions of the WBCL, the ability to issue additional shares of Class A common stock, Class B common stock and preferred stock without further shareholder approval (except as required under NYSE corporate governance standards), and certain other provisions of our articles of incorporation (discussed above) could have the effect, among others, of discouraging take-over proposals for us, delaying or preventing a change in control of us, or impeding a business combination between us and a major shareholder of the Company.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts summarizes the material terms of the deposit agreement and of the depositary shares and depositary receipts, and is qualified in its entirety by reference to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.

Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS TO PURCHASE CLASS A COMMON STOCK

OR PREFERRED STOCK

The following statements with respect to the warrants to purchase Class A common stock or preferred stock (the “stock warrants”) are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by the Company and a warrant agent to be selected at the time of issue (the “stock warrant agent”), a form of which will be filed with the SEC.

General

The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If stock warrants are offered, the prospectus supplement will describe the terms of the stock warrants, including the following:

•	the offering price, if any;

•	the number of shares of preferred stock or Class A common stock purchasable upon exercise of each stock warrant and the initial price at which such shares may be purchased upon exercise;

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of stock warrants issued with each such security;

•	if applicable, the date on and after which the stock warrants and the related preferred stock or Class A common stock will be separately transferable;

•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

•	federal income tax consequences;

•	call provisions of such stock warrants, if any;

•	anti-dilution provisions of the stock warrants, if any;

•	whether the stock warrants represented by the stock warrant certificates will be issued in registered or bearer form; and

•	any additional or other rights, preferences, privileges, limitations and restrictions relating to the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants

The shares of preferred stock or Class A common stock issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. See “Description of Preferred Stock and Common Stock—General.”

DESCRIPTION OF PREFERRED SECURITIES

The preferred securities will be issued by an Actuant Corporation Trust under a trust agreement of such Actuant Corporation Trust and will represent beneficial interests in the assets of such Actuant Corporation Trust. The holders of such beneficial interests will be entitled to a preference over the common securities of such Actuant Corporation Trust with respect to the payment of distributions and amounts payable on redemption of the preferred securities or the liquidation of such Actuant Corporation Trust under the circumstances described under “—Subordination of Common Securities.” The trust agreement will be qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the preferred securities and such trust agreement including the definitions therein of certain terms, and those made a part of such trust agreement by the Trust Indenture Act.

The applicable prospectus supplement will include a description of the specific terms of the preferred securities offered thereby, including:

•	the particular Actuant Corporation Trust issuing such preferred securities;

•	the specific designation, number and purchase price of such preferred securities;

•	the annual distribution rate, or method of calculation of the distribution rate, for such preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

•	the liquidation amount per trust preferred security which shall be paid out of the assets of such Actuant Corporation Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Actuant Corporation Trust;

•	the obligation or right, if any, of such Actuant Corporation Trust to purchase or redeem its preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

•	the terms and conditions, if any, upon which such preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

•	if applicable, any securities exchange upon which such preferred securities shall be listed;

•	whether such preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of such preferred securities consistent with the trust agreement or with law which may differ from those described in this prospectus.

Certain material United States federal income tax considerations applicable to any offering of preferred securities will also be described in the applicable prospectus supplement.

General

The preferred securities of a Actuant Corporation Trust will rank equally, and payments will be made thereon pro rata, with the common securities of that Actuant Corporation Trust except as described under “—Subordination of Common Securities.” The proceeds from the sale of preferred securities and common securities by an Actuant Corporation Trust will be used by such Actuant Corporation Trust to purchase an aggregate principal amount of our corresponding junior debt securities or our other debt securities equal to the aggregate liquidation amount of such preferred securities and common securities. Legal title to such corresponding junior debt securities will be held by the property trustee of the Actuant Corporation Trust for the benefit of the holders of the related trust securities. In addition, we will execute a guarantee for the benefit of the holders of the related preferred securities. The guarantee will not guarantee payment of distributions or amounts payable on redemption of the preferred securities or liquidation of a Actuant Corporation Trust when such Actuant Corporation Trust does not have funds legally available for the payment thereof. See “Description of Guarantees.”

Deferral of Distributions

So long as no event of default has occurred and is continuing, we will have the right to defer the payment of interest on the corresponding junior debt securities at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such corresponding junior debt securities. If we elect to exercise such right, distributions on the related preferred securities will be deferred during any such extension period. Distributions to which holders of the preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon.

Payment of Expenses

Pursuant to the indenture, we, as borrower, have agreed to pay all debts and obligations (other than with respect to the trust securities) and all costs and expenses relating to the operation of the Actuant Corporation Trusts and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the United States or any other taxing authority, so that the net amounts received and retained by the applicable Actuant Corporation Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the applicable Actuant Corporation Trust would have received and retained had no such fees, expenses, debts and obligations been incurred by or imposed on the applicable Actuant Corporation Trust.

Redemption or Exchange

Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the corresponding junior debt securities, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such corresponding junior debt securities so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Actuant Corporation Trust has funds legally available for the payment thereof. See “Description of Debt Securities—Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities—Redemption.”

If less than all of the corresponding junior debt securities are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the preferred securities and the common securities of the applicable Actuant Corporation Trust except as described under “—Subordination of Common Securities.”

Redemption and Exchange Procedures

If a Actuant Corporation Trust gives a notice of redemption in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,

•	with respect to preferred securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and

•	with respect to preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the preferred securities.

If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Actuant Corporation Trust or by us pursuant to the guarantee as described under “Description of Guarantees,”

•	distributions on the related preferred securities will continue to accumulate from the redemption date originally established by such Actuant Corporation Trust to the date such applicable redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Subordination of Common Securities

Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the preferred securities and the common securities of the applicable Actuant Corporation Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date an event of default with respect to any junior subordinated debt security has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the common securities of the applicable Actuant Corporation Trust, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding preferred securities of such Actuant Corporation Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such preferred securities then due and payable.

Upon the occurrence and continuance of an event of default with respect to any junior subordinated debt security, we, as the common securities holder of the applicable Actuant Corporation Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities of such Actuant Corporation Trust and not on behalf of us as the common securities holder, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Each trust agreement will state that such trust shall be dissolved:

•	on the expiration of the term of the trust;

•	upon the bankruptcy, dissolution or liquidation of us;

•	upon the redemption of the trust securities of the Actuant Corporation Trust;

•	upon the repayment of all of the junior subordinated debt securities held by the trust or at the time that no such junior subordinated debt securities are outstanding;

•	upon entry of a court order for the dissolution of the trust; or

•	upon our election to terminate the trust and distribute the corresponding junior subordinated debt securities to the holders of the preferred securities in exchange for the preferred securities.

Upon dissolution, after the applicable trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

•	cash equal to the aggregate liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

•	junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities.

If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities shall be paid pro rata. However, if an event of default under the related indenture has occurred, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under each trust agreement with respect to the preferred securities issued thereunder:

•	an event of default with respect to a corresponding junior subordinated debt security under the subordinated indenture; or

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in such trust agreement after notice has been given; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days thereof.

Upon the occurrence of any event of default actually known to the property trustee, the property trustee shall send a notice of the event of default to the preferred security holders, the administrative trustees and us. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not the trusts are in compliance with all the conditions and covenants applicable to them under each trust agreement.

If an event of default with respect to a corresponding junior subordinated debt security has occurred and is continuing, the preferred securities shall have a preference over the common securities upon termination of each Actuant Corporation Trust as described above. See “—Liquidation Distribution upon Dissolution.” The existence of an event of default under the applicable trust agreement does not entitle the holders of preferred securities to cause the redemption of the preferred securities.

Removal of Issuer Trustees

Unless an event of default with respect to a corresponding junior debt security has occurred, any issuer trustee may be removed at any time by the holder of the common securities. If an event of default under the applicable trust agreement resulting from an event of default with respect to a corresponding junior debt security has occurred, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the applicable trust agreement has occurred, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case an event of default with respect to a corresponding junior subordinated debt security has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Actuant Corporation Trusts

The applicable Actuant Corporation Trust may not merge with or into, convert into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “—Liquidation Distribution upon Dissolution.” An Actuant Corporation Trust may, at our request, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its preferred securities, merge with or into, convert into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

•	such successor entity either:

•	expressly assumes all of the obligations of such Actuant Corporation Trust with respect to the trust securities of such Actuant Corporation Trust; or

•	substitutes for the preferred securities or other securities having substantially the same terms as such preferred securities so long as the successor securities rank the same as such preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the corresponding junior debt securities;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Actuant Corporation Trust are then listed, if any;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, of such Actuant Corporation Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, of such Actuant Corporation Trust in any material respect;

•	such successor entity has a purpose substantially identical to that of such Actuant Corporation Trust;

•	prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such Actuant Corporation Trust experienced in such matters to the effect that:

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Actuant Corporation Trust in any material respect, other than any dilution of such holders’ interests in the new entity; and

•	following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Actuant Corporation Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, such Actuant Corporation Trust shall not, except with the consent of 100% of the liquidation amount of its preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Actuant Corporation Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the preferred securities will have no voting rights.

The trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the preferred securities of the applicable Actuant Corporation Trust:

•	to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which shall not be inconsistent with the other provisions of such trust agreement; or

•	to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such Actuant Corporation Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Actuant Corporation Trust will not be required to register as an investment company under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point set forth above, such action shall not materially adversely affect in any material respect the interests of the holders of such trust securities.

A trust agreement may be amended by the issuer trustees and us:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Actuant Corporation Trust; and

•	upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect such Actuant Corporation Trust’s status as a grantor trust for United States federal income tax purposes or such Actuant Corporation Trust’s exemption from status as an investment company under the Investment Company Act of 1940;

provided, however, that, without the consent of each holder of such trust securities, such trust agreement may not be amended to:

•	change the amount or timing of any required payment; or

•	restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date.

So long as any corresponding junior debt securities are held by the property trustee, the issuer trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to such trustee under the subordinated indenture, or execute any trust or power conferred on the property trustee with respect to the corresponding junior debt securities;

•	waive any past default that is waivable under the subordinated indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such corresponding junior debt securities; or

•	consent to any amendment, modification or termination of the corresponding junior debt securities where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding preferred securities of the applicable Actuant Corporation Trust;

provided, however, that where a consent under the subordinated indenture would require the consent of each holder of corresponding junior debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of the related preferred securities.

The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior debt securities. In addition to obtaining approvals of holders of preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Actuant Corporation Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the applicable trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances referred to above, any preferred securities that are owned by Actuant Corporation or any affiliate of Actuant Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any Actuant Corporation Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and the Company.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the applicable Actuant Corporation Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. An Actuant Corporation Trust will not be required to register or cause to be registered the transfer of its preferred securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee undertakes to perform only such duties as are specifically set forth in the trust agreement and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the subordinated indenture.

Miscellaneous

The issuer trustees of each trust are authorized and directed to conduct the affairs of each trust and to operate each trust in such a way that:

•	it will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	it will be classified as a grantor trust for United States Federal income tax purposes; and

•	the corresponding junior subordinated debt securities held by it will be treated as indebtedness of us for United States Federal income tax purposes.

We and the regular trustees of each trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or trust agreement) that we and the regular trustees of the trust determine to be necessary or desirable for such purposes.

Holders of preferred securities have no preemptive or similar rights.

No trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

A guarantee will be executed and delivered by us concurrently with the issuance by a Actuant Corporation Trust of its preferred securities for the benefit of the holders from time to time of such preferred securities and will be held for such holders by a guarantee trustee to be named in the applicable prospectus supplement. Each guarantee will be qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such guarantee, including the definitions therein of certain terms, and those made a part of such guarantee by the Trust Indenture Act.

General

We will irrevocably agree to pay in full on a junior subordinated basis, to the extent set forth herein, the guarantee payments to the holders of the related preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Actuant Corporation Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to preferred securities, to the extent not paid by or on behalf of the applicable Actuant Corporation Trust, will be subject to the guarantee:

•	any accumulated distributions required to be paid on such preferred securities, to the extent that such Actuant Corporation Trust has funds legally available therefor at such time;

•	the applicable redemption price with respect to such preferred securities called for redemption, to the extent that such Actuant Corporation Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of such Actuant Corporation Trust, other than in connection with the distribution of the corresponding junior subordinated debt securities to holders of such preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Actuant Corporation Trust, to the extent that such Actuant Corporation Trust has funds legally available therefor at the time; and

•	the amount of assets of such Actuant Corporation Trust remaining available for distribution to holders of its preferred securities after satisfaction of liabilities to creditors of such Actuant Corporation Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the preferred securities entitled thereto or by causing the applicable Actuant Corporation Trust to pay such amounts to such holders.

We will, through the guarantee, the trust agreement, the corresponding junior subordinated debt securities and the applicable securities resolution under the subordinated indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Actuant Corporation Trust’s obligations under its preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Actuant Corporation Trust’s obligations under its preferred securities.

Status of the Guarantees

Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute an unsecured obligation of us and will rank:

•	subordinate and junior in right of payment to all other of our liabilities, including all senior debt securities, any subordinated debt securities and the corresponding junior subordinated debt securities, except those made ratable or subordinate by their terms; and

•	senior to all capital stock now or hereafter issued by us and to any guarantee now or hereafter entered into by us in respect of any of our capital stock.

The trust agreement will provide that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the related guarantee. The guarantee will rank subordinate to, or equally with, all other guarantees to be issued by us with respect to securities of other trusts or other entities to be established by us that are similar to a Actuant Corporation Trust.

The guarantees will not limit the amount of secured or unsecured debt that may be incurred by us or any of our subsidiaries.

Amendments and Assignment

Except with respect to any changes which do not adversely affect the rights of holders of the related preferred securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding preferred securities. The manner of obtaining any such approval will be as set forth under “Description of Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee agreement shall bind the successors, assigns, receivers, trustees and our representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

An event of default under each guarantee agreement will occur upon the failure of us to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such guarantee agreement or to direct the exercise of any trust or power conferred upon the guarantee trustee under such guarantee agreement.

Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such guarantee agreement without first instituting a legal proceeding against the Actuant Corporation Trust, the guarantee trustee or any other person or entity.

We, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the guarantee agreement.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee agreement and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

A guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of the related preferred securities;

•	full payment of all amounts due upon the dissolution and liquidation of the applicable Actuant Corporation Trust; or

•	upon the distribution of corresponding junior debt securities to the holders of such preferred securities.

A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid under such preferred securities or such guarantee.

Governing Law

Each guarantee agreement will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the preferred securities (to the extent the applicable Actuant Corporation Trust has funds available for the payment of such distributions) are irrevocably guaranteed by the Company as and to the extent set forth under “Description of Guarantees.” Taken together, our obligations under each series of corresponding junior subordinated debt securities, the related securities resolution, the subordinated indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Actuant Corporation Trust’s obligations under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, such Actuant Corporation Trust will not pay distributions or other amounts due on its preferred securities. The guarantees do not cover payment of distributions when the related Actuant Corporation Trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of a series of preferred securities is to institute a legal proceeding directly against us for enforcement of payment of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all senior indebtedness and subordinated indebtedness of the Company.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because

•	the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related preferred securities and related common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related preferred securities;

•	the Company, as borrower, shall pay for all and any costs, expenses and liabilities of such Actuant Corporation Trust except the Actuant Corporation Trust’s obligations to holders of its preferred securities under such preferred securities; and

•	each trust agreement further provides that the Actuant Corporation Trust will not engage in any activity that is not consistent with the limited purposes of such Actuant Corporation Trust.

Notwithstanding anything to the contrary in the subordinated indenture, we have the right to set-off any payment it is otherwise required to make thereunder if and to the extent we have theretofore made, or is concurrently on the date of such payment making, a payment under the related guarantee agreement.

Enforcement Rights of Holders of Preferred Securities

A holder of any preferred security may institute a legal proceeding directly against us to enforce our rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related Actuant Corporation Trust or any other person or entity.

A default or event of default under any of our senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, our senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will, unless the applicable securities resolution states otherwise, provide that no payments may be made in respect of the corresponding junior subordinated debt securities until such senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute a trust event of default.

Limited Purpose of Actuant Corporation Trusts

Each Actuant Corporation Trust’s preferred securities evidence undivided beneficial ownership interests in the assets of such Actuant Corporation Trust, and each Actuant Corporation Trust exists for the sole purposes of issuing its preferred securities and common securities, investing the proceeds thereof in corresponding junior subordinated debt securities and engaging in only those other activities necessary, convenient or incidental thereto. A principal difference between the rights of a holder of a preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from the Company the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of preferred securities is entitled to receive distributions from such Actuant Corporation Trust (or from the Company under the applicable guarantee agreement) if and to the extent such Actuant Corporation Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of any Actuant Corporation Trust involving the liquidation of the corresponding junior subordinated debt securities, the holders of the related preferred securities will be entitled to receive, out of assets held by such Actuant Corporation Trust and, after satisfaction of creditors of such Actuant Corporation Trust as provided by applicable law, the Liquidation Distribution in cash. See “Description of Preferred Securities—Liquidation Distribution upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a junior subordinated creditor of the Company, subordinated in right of payment to all senior indebtedness and subordinated indebtedness, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee agreement and pursuant to the subordinated indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of each Actuant Corporation Trust (other than the Actuant Corporation Trust’s obligations to the holders of its preferred securities), the positions of a holder of such preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of Class A common stock at a future date or dates. The price per share of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (x) senior debt securities, subordinated debt securities or junior subordinated debt securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) preferred securities of an Actuant Corporation Trust, securing the holder’s obligations to purchase the Class A common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material United States Federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, the debt securities, preferred securities and corresponding junior subordinated debt securities of a series offered by us and the trusts will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the Direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of Direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

We and each trust may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our and each trust’s net proceeds. The prospectus supplement also will include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the securities may be listed.

Because the National Association of Securities Dealers, Inc. (“NASD”) views securities such as the preferred securities as interests in a direct participation program, any offering of preferred securities by any trust will be made in compliance with Rule 2810 of the NASD’s Conduct Rules.

In some cases, we and the trusts may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we and the trusts distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.

We and the trusts may solicit offers to purchase securities directly from the public from time to time. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

Securities may also be sold in one or more of the following transactions:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Class A common stock. Any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us, our affiliates or the trusts, or be or have been customers of ours, our affiliates or the trusts, or otherwise engage or have engaged in commercial activities with us, our affiliates or the trusts, in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

CERTAIN LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois, and Quarles & Brady LLP, Milwaukee, Wisconsin as to matters of Wisconsin law and for the Actuant Corporation Trusts (with respect to the validity of the preferred securities under Delaware law) by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Actuant Corporation Trusts and us. Our corporate secretary, Helen R. Friedli, is a partner of McDermott Will & Emery LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Actuant Corporation for the year ended August 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to the audited historical financial statements of Key Components Inc. (the “Company”) included in Exhibit 99.1 of Actuant Corporation’s Amendment No. 1 to the Current Report on Form 8-K/A dated December 27, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Part II

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than discounts, commission and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder. Except for the SEC registration fee, all amounts are estimates. All of these fees and expenses will be borne by the Registrant.

SEC Registration Fee	$105,930
Printing and Engraving*	150,000
Trustees’ Fees and Expenses*	60,000
Legal Fees and Expenses*	300,000
Accounting Fees and Expenses*	100,000
NYSE Listing Fee*	75,000
Miscellaneous*	59,070

Total	$850,000

*	Estimated

Item 15. Indemnification of Directors and Officers

Actuant Corporation is incorporated under the Wisconsin Business Corporation Law (“WBCL”). Under Section 180.0851(1) of the WBCL, Actuant Corporation is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Actuant Corporation. In all other cases, Actuant Corporation is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of Actuant Corporation, unless it is determined that he or she breached or failed to perform a duty owed to Actuant Corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Actuant Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Actuant Corporation’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of Actuant Corporation against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

Article VIII of Actuant Corporation’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of Actuant Corporation are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 16. Exhibits and Financial Statement Schedules

Exhibits

1.1*	Form of Underwriting Agreement for Debt Securities and Debt Warrants

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Preferred Securities, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units

4.1	Articles of Incorporation of Actuant Corporation (incorporated herein by reference to Exhibit 4.9 to Actuant Corporation’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, Exhibit 3.1(b) to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2003 and Exhibit 3.1(c) to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2004)

4.2	Amended and Restated Bylaws of Actuant Corporation (incorporated herein by reference to Exhibit 3.4 to Actuant Corporation’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2001, Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2002 and Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed November 2, 2004)

4.3	Indenture, dated as of November 10, 2003, by and between the Registrants and U.S. Bank National Association including the form of 2% Convertible Senior Subordinated Debenture due 2023 (incorporated herein by reference to Exhibit 4.1 to Actuant Corporation’s Registration Statement on Form S-3 (Reg. No. 333-111836))

4.4	Registration Rights Agreement dated as of November 10, 2003 among Actuant Corporation, Wachovia Capital Markets, LLC and Goldman Sachs & Co. (incorporated herein by reference to Exhibit 4.4 to Actuant Corporation’s Registration Statement on Form S-3 (Reg. No. 333-111836))

4.5	Form of Indenture for Senior Debt Securities

4.6	Form of Indenture for Subordinated Debt Securities

4.7*	Form of Debt Security

4.8*	Form of Preferred Security

4.9*	Form of Deposit Agreement

4.10*	Form of Depositary Receipt

4.11*	Form of Warrant Agreement

4.12	Certificate of Trust of Actuant Corporation Capital Trust I

4.13	Trust Agreement of Actuant Corporation Capital Trust I

4.14	Certificate of Trust of Actuant Corporation Capital Trust II

4.15	Trust Agreement of Actuant Corporation Capital Trust II

4.16	Form of Amended and Restated Trust Agreement for Actuant Corporation Capital Trusts I and II

4.17		Form of Preferred Security for Actuant Corporation Capital Trusts I and II (incorporated by reference to Exhibit D of Exhibit 4.16)

4.18		Form of Guarantee Agreement for Actuant Corporation Capital Trusts I and II

5.1		Opinion of McDermott, Will & Emery

5.2		Opinion of Quarles & Brady LLP

5.3		Opinion of Morris, Nichols, Arsht & Tunnell

12.1		Statements Regarding Computation of Ratios

23.1		Consent of PricewaterhouseCoopers LLP

23.2		Consent of PricewaterhouseCoopers LLP

23.3		Consent of McDermott, Will & Emery LLP (included in the opinions filed as Exhibit 5.1)

23.4		Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.2)

23.5		Consent of Morris, Nichols, Arsht & Tunnell (included in the opinion filed as Exhibit 5.3)

24		Powers of Attorney (included on the signature pages hereto)

25.1	*	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities, Subordinated Debt Securities and the Guarantees for the benefit of the holders of Preferred Securities of Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II

25.2	*	Statement of Eligibility of the Trustee on Form T-1 with respect to the Amended and Restated Trust Agreement of Actuant Corporation Capital Trust I

25.3	*	Statement of Eligibility of the Trustee on Form T-1 with respect to the Amended and Restated Trust Agreement of Actuant Corporation Capital Trust II

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K

Item 17. Undertakings

The undersigned hereby undertake:

(a) 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Actuant Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Actuant Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (except for the insurance referred to in the last paragraph of Item 15), or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertake to:

(d) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on July 15, 2005.

ACTUANT CORPORATION

By:	/s/ ANDREW G. LAMPEREUR
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Arzbaecher and Andrew G. Lampereur, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (in each case including, without limitation, any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 2005.

Signature	Title

/s/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Chairman of the Board, President and Chief Executive Officer, Director

/s/ GUSTAV H.P. BOEL Gustav H.P. Boel	Director and Executive Vice President

/s/ THOMAS J. FISCHER Thomas J. Fischer	Director

/s/ WILLIAM K. HALL William K. Hall	Director

/s/ KATHLEEN J. HEMPEL Kathleen J. Hempel	Director

/s/ ROBERT A. PETERSON Robert A. Peterson	Director

/s/ WILLIAM P. SOVEY William P. Sovey	Director

Signature	Title

/s/ LARRY D. YOST Larry D. Yost	Director

/s/ ANDREW G. LAMPEREUR Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Actuant Corporation Capital Trust I and Actuant Corporation Capital Trust II each certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on July 15, 2005.

ACTUANT CORPORATION CAPITAL TRUST I

By:	Actuant Corporation as Sponsor

By:	/s/ ANDREW G. LAMPEREUR
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

ACTUANT CORPORATION CAPITAL TRUST II

By:	Actuant Corporation as Sponsor

By:	/s/ ANDREW G. LAMPEREUR
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer